THE CHASE VISTA STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/05/99 	Georgia-Pacific Corp. (GP) 7.75% due
                11/15/29 Mdy Baa2/S&P BBB-

Shares            Price         Amount
200,000  	 $99.158     $198,316.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A	  0.875%     	0.04%	           1.2000%

     Broker
SBC Warburg Dillon Read

Underwriters of Georgia-Pacific Corp. (GP)  due
11/15/29 Mdy Baa2/S&P BBB-

U.S. Underwriters          	           Number of Shares
Morgan Stanley Dean Witter                      150,000,000
Warburg Dillon Read                            	150,000,000
Bank of America Securities LLC                 	 50,000,000
Goldman Sachs & Co.                            	 50,000,000
Salomon Smith Barney				 50,000,000
Chase Securites, Inc.				 25,000,000
Commerzbank AG					 25,000,000
   Total					500,000,000


THE CHASE VISTA STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/04/99 	VoiceStream Wireless Holding Co (VSTR) 11.875%
                due 11/15/09 Mdy B2/S&P B- (144A)

Shares       Price         Amount
75,000	    $56.061	  $42,045.75

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A	    1.495%      0.01042%	   0.01042%

     Broker
Goldman Sachs & Co.

Underwriters of VoiceStream Wireless Holding Co (VSTR) 11.875% due 11/15/09 Mdy B2/S&P B- (144A)

U.S. Underwriters              	           Number of Shares
Goldman Sachs & Co. 				272,822,400
Chase Securities, Inc.				105,307,200
Donaldson, Lufkin & Jenrette Securities Corp.	105,307,200
Salomon Smith Barney		                105,307,200
Bank of America Securities LLC			 41,796,000
TD Securities					 41,796,000
Barclays Capital 				 23,839,200
SG Cowen Securities Corp.			 23,839,200
   Total                                       	720,014,400


THE CHASE VISTA STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/21/00 	Lehman Brothers Holdings (LEH) 7.75%  due
                01/15/05 Mdy A3/S&P A

Shares       Price         Amount
25,000	    $99.769	  $24,942.25

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A	  0.500%       	0.00125%	  0.23500%

     Broker
Lehman Brothers

Underwriters of Lehman Brothers Holdings (LEH) 7.75% due
01/15/05 Mdy A3/S&P A

Underwriters     	                        Number of Shares
Lehman Brothers 				   1,800,000,000
ABN AMRO 					      12,500,000
Banc of America Securities LLC			      12,500,000
Banc One Capital Markets			      12,500,000
Banque Bruxelles Lambert			      12,500,000
Barclays Bank PLC (US)			   	      12,500,000
Bear, Stearns & Co., Inc.			      12,500,000
Chase Securities, Inc.				      12,500,000
Commerzbank (Schweiz) AG			      12,500,000
Credit Lyonnais	Securities (USA) I		      12,500,000
DG Bank Deutsche Genossenschaftsbank AG		      12,500,000
Dresdner Kleinwort Benson North America LLC	      12,500,000
Fidelity Capital Markets		              12,500,000
HSBC Securities 			              12,500,000
SG Cowen Securities Corp.		              12,500,000
Wachovia Securities, Inc.		              12,500,000
Westdeutsche Landesbank Girozentrale	              12,500,000
   Total					   2,000,000,000